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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): April 5, 2002
                                                           -------------


                           REGENT COMMUNICATIONS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



Delaware                          0-15392                 31-1492857
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(State or other jurisdiction   (Commission              (IRS Employer
of incorporation)               File Number)            Identification
                                                            Number)


100 East RiverCenter Boulevard, 9th Floor, Covington, Kentucky         41011
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:   (859) 292-0030
                                                      --------------

                                 Not Applicable
                  -------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 5, 2002, Regent Communications, Inc. announced its intention to offer approximately 8,000,000 shares of its common stock. A copy of this press release is attached hereto as Exhibit 99.1.

         On April 8, 2002, Regent Communications, Inc. filed an amendment to its registration statement on Form S-3 (File No. 333-84548) in connection with this offering and to register 215,828 shares of its common stock which may be sold in the offering by the selling stockholders named in the registration statement. This registration statement has not yet become effective. Subsequently, on April 10, 2002, those selling stockholders notified Regent Communications, Inc. that they no longer intended to sell such shares in this offering.

         On April 10, 2002, Regent Communications, Inc. announced its preliminary results for the first quarter ended March 31, 2002. Regent expects reported first quarter 2002 revenue in the $12.9 - $13.0 million range and broadcast cash flow in the $2.9 - $3.0 million range. The Company had previously expected to report first quarter 2002 revenue in the $12.8 - $13.1 million range and broadcast cash flow in the $2.5 - $2.7 million range. On a same station basis, Regent expects first quarter 2002 revenue to be down approximately 2%. This compares to previous guidance of same station revenue to be flat to down 5% in the first quarter of 2002. Regent expects reported earnings per share to be approximately $0.00 per share. Excluding the gain on sale of WGNA-AM in Albany, Regent expects a loss per share of $0.01, compared to previous guidance of a loss of $0.02 per share.

         This report includes certain forward-looking statements with respect to Regent Communications, Inc. for which we claim the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties and include statements preceded by, followed by or that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "project" and other similar expressions. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, such statements are influenced by our financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations. Actual results and developments may differ materially from those conveyed in the forward-looking statements based on various factors including, but not limited to: changes in economic, business and market conditions affecting the radio broadcast industry, the markets in which we operate, and nationally; increased competition for attractive radio properties and advertising dollars; fluctuations in the cost of operating radio properties; our ability to manage our growth; our ability to integrate these and other acquisitions; and changes in the regulatory climate affecting radio broadcast companies. Further information on other factors that could affect the financial results of Regent Communications, Inc. is included in Regent's filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission's website at http://www.sec.gov and/or from Regent Communications, Inc.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial statements of businesses acquired.

                           Not Applicable.

                  (b)      Pro forma financial information.

                           Not Applicable.

                  (c)      Exhibits.

                           99.1     Press Release dated April 5, 2002



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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REGENT COMMUNICATIONS, INC.
                                                 (Registrant)


Date: April 10, 2002                    By: ANTHONY A. VASCONCELLOS
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                                            Anthony A. Vasconcellos
                                            Senior Vice President and Chief
                                            Financial Officer











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